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                                                                       EXHIBIT H


                          AGREEMENT OF JOINT FILING


            In accordance with Rule 13D-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on
Schedule 13D, or any amendments thereto, with respect to the Common Stock, par value $1.00 per share, of Alexander & Alexander Services Inc. and that this Agreement be included as an Exhibit to such filing.

            Each of the undersigned parties represents and warrants to the other that the information contained in any amendment thereto about it will be, true, correct and complete in all material respects and in accordance with all applicable laws. Each of the undersigned parties agrees to inform the other of any changes in such information or of any additional information which would require any amendment to Schedule 13D and to promptly file such amendment.

            Each of the undersigned parties agrees to indemnify the other for any losses, claims, liabilities or expenses (including reasonable legal fees and expenses) resulting from, or arising in connection with, the breach by such party of any of its representations, warranties or agreements in this Agreement.

            This Agreement may be executed in any number of counter-parts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same
Agreement.

            IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of July 18, 1994.


                                    AMERICAN INTERNATIONAL GROUP, INC.


                                    By:  /s/ Edward E. Matthews
                                         Name:  Edward E. Matthews
                                         Title: Vice Chairman-Finance


                                    AMERICAN HOME ASSURANCE COMPANY

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                                    By:  /s/ Edward E. Matthews
                                         Name:  Edward E. Matthews
                                         Title: Senior Vice President-Finance


                                    COMMERCE AND INDUSTRY INSURANCE
                                       COMPANY


                                    By:  /s/ Edward E. Matthews
                                         Name:  Edward E. Matthews
                                         Title: Senior Vice President-Finance


                                    THE INSURANCE COMPANY OF THE STATE
                                    OF PENNSYLVANIA


                                    By:  /s/ Edward E. Matthews
                                         Name:  Edward E. Matthews
                                         Title: Senior Vice President-Finance